Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE


THE SCOTTS COMPANY                                                         NEWS

           THE SCOTTS COMPANY ANNOUNCES STRONG SECOND QUARTER RESULTS

 2003 FULL YEAR GUIDANCE REAFFIRMED: SALES GROWTH 7-9%, ADJUSTED NET INCOME AT
                                   LEAST 15%

     - Net sales increase 9% excluding impact of foreign exchange rates; 13% on a reported basis

     -    Adjusted earnings per share of $2.00; Reported earnings per share of
          $1.94

     - Adjusted net income up 11 percent through first six months; Reported net income $15.7 million, compared to loss of $0.6 million in prior year

     - Consumer purchases at largest accounts up 15% in quarter, 13% year-to-date

MARYSVILLE, Ohio (April 24, 2003) - The Scotts Company (NYSE: SMG), the global leader in the consumer lawn and garden market, today announced that strong company-wide sales, coupled with disciplined spending controls, led to better-than-expected results for the second quarter of fiscal 2003.

         For the quarter ended March 29, 2003, Scotts reported company-wide sales of $676.2 million, up 13 percent from $598.5 million a year earlier. Excluding the impact of foreign exchange rates, net sales increased 9 percent to $652.3 million.

         Net income was $62.5 million, or $1.94 per diluted share, compared with $65.0 million, or $2.06 per diluted share the same period last year. Excluding restructuring and other charges, adjusted net income was $64.4 million, or $2.00 per share, compared with $65.4 million, or $2.07 per diluted share, for the same period last year.

         The decline in earnings for the second quarter of fiscal 2003 compared to the prior year is due to an anticipated decline in gross margin rates, planned investments in new areas of the business and the seasonal impact of Scotts LawnService.

         "Our results for the quarter and on a year-to-date basis demonstrate the continued strength of this business," said James Hagedorn, chairman and chief executive officer of Scotts. "The lawn and garden season is off to a great start, which is reflected in a double-digit increase in consumer purchases of our products. Also, our adjusted net income is up

11 percent for the year, even after our decision to expense stock options, increase advertising and invest in new business opportunities to secure our future growth.

         "Although wet and cold weather so far in April has led to slower sales than we anticipated, the vast majority of consumer purchases are still in front of us. As a result, we remain confident in our full year projections that company-wide sales will increase 7-9 percent and that adjusted net income will grow at least 15 percent."

SECOND QUARTER RESULTS

         During the quarter, Scotts' North American consumer sales increased 10 percent to $493.1 million from $448.5 million. Lawns reported sales of $264.4 million, up 18 percent from $223.8 million for the same period last year. Gardening Products sales were $146.4, flat from a year earlier and Ortho reported sales of $68.1 million, compared with $66.6 million in the prior year.

          "All of our brands are benefiting from innovative programs in all channels of retail as well as an improved advertising effort," Hagedorn said. "Our new commercials are much more competitive in discussing our product superiority. In addition, we continue to benefit from advertising purchasing efficiencies that will allow us to increase our overall consumer impressions at extremely competitive rates."

         Scotts Lawn Service reported a 55 percent increase in sales to $11.5 million despite getting off to a slower start than expected in the quarter due to late-season snowfall.

         International Consumer sales were $108.2 million, up 24 percent from $87.3 million a year earlier. Excluding the impact of foreign exchange rates, sales in the quarter were $91.0 million. Sales in the quarter increased in every major European market.

         In Global Professional, sales were $63.4 million, up 15 percent from $55.3 million in 2002. Excluding the impact of foreign exchange rates, sales were $57.7 million.

         "We are encouraged that our international businesses remain on track - especially on the bottom line - as they continue to successfully implement our aggressive growth and integration plan," Hagedorn said. "This program is designed to double the return on invested capital, as well as the earnings, of both of these business in the next several years."

         Gross margins in the quarter were in line with expectations at 38.1 percent compared with 40.1 percent for the same period last year. Margins were impacted by increased trade programs and the year-over-year impact in the timing of manufacturing variances.

         Net Roundup commission was $4.2 million in the quarter, compared with $2.6 million a year earlier. Strong worldwide Roundup sales helped offset the higher incremental contribution expenses paid to Monsanto.

         Earnings before interest, taxes, depreciation and amortization (EBITDA), were $132.4 million in the quarter, compared to $138.0 a year earlier. Excluding restructuring and other charges, adjusted EBITDA was $135.5 million, compared with $138.5 million the same period last year.

SIX MONTHS

         Net sales through the first six months were $856.9 million, up 13 percent compared with $759.9 million a year earlier. Excluding the impact of foreign exchange rates, year-to-date sales increased 9 percent to $826.6 million. In North American Consumer, sales in the first half increased 10 percent to $577.8 million, versus $524.8 million for last year's comparable period. Scotts LawnService sales increased 67 percent to $26.8 from $16.1 million last year.

         International Consumer sales were $151.4 million, up 19 percent compared with $127.4 million for the same period in 2002. Excluding the impact of foreign exchange rates, sales were $129.5 million. Global Professional sales increased 10 percent to $100.9 million, up from $91.6 million last year. Sales were $93.3 million excluding the impact of foreign currency rates.

         Gross margins for the first six months were 34.4 percent compared with
35.6 percent for the comparable period last year. In addition to the second quarter factors, year-to-date margins were impacted by higher restructuring costs related to the outsourcing of logistics in the United States.

         Net Roundup expense through the first six months was $2.9 million, compared to a net expense of $3.3 million for the first six months of 2002.

         EBITDA in the first six months was $85.1 million compared to $90.6 million. Excluding restructuring and other charges, adjusted EBITDA was $94.5 million, compared with $92.9 million the same period last year. Net income was $15.7 million, or $0.49 per diluted share, compared with a loss of $0.6 million, or $0.02 per share the same period last year. Results for 2002 includes an after tax impairment charge of $18.5 million. Excluding the impairment charge, restructuring and non-recurring items, adjusted net income was $21.5 million, or $0.67 per diluted share, compared with $19.4 million, or $0.62 per diluted share, in 2002.

         The Company will discuss its second quarter results and provide a more detailed explanation of its quarterly guidance during a webcast and conference call at 10:00 a.m. eastern time today. That call will be available live on the investor relations section of the Scotts web site, www.scotts.com.

         An archive of the webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the web site for at least 12 months.

About Scotts

         With 2002 sales of $1.76 billion, The Scotts Company is global leader in the consumer lawn and garden market, with a full range of products for professional horticulture as well. The company owns the industry's most recognized brands. In the U.S., the company's Scotts(R), Miracle-Gro(R) and Ortho(R) brands are market leading in their categories, as is the consumer Roundup(R) brand which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. Scotts LawnService(R) also is the No. 2 company in the "do-it-for-me" lawn service market. In Europe, Scotts' brands include Weedol(R) Pathclear(R), Evergreen(R), Levington(R) Miracle-Gro(R), KB(R), Fertiligene(R) and Substral(R).

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:

     - Adverse weather conditions could adversely affect the Company's sales and financial results;

     - The Company's historical seasonality could impair the Company's ability to pay obligations as they come due and operating expenses;

     - The Company's substantial indebtedness could adversely affect the Company's financial health;

     - Public perceptions regarding the safety of the Company's products could adversely affect the Company;

     - The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;

     - The expiration of certain patents could substantially increase the Company's competition in the United States;

     - Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and

     - The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward looking information contained in this release is readily available in the company's publicly filed quarterly, annual, and other reports.

Contact:
Rebecca J. Bruening                         Jim King
Vice President, Corporate Treasurer         Director, Investor Relations/
(937) 578-5607                              Corporate Communications
                                            (937) 578-6522

                               THE SCOTTS COMPANY
               RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS
                     ENDED MARCH 29, 2003 AND MARCH 30, 2002
                      (in millions, except per share data)
                                   (Unaudited)
                   Note: See Accompanying Footnotes on Page 10


                                                                            Three Months Ended             Six Months Ended
                                                                      -------------------------------  -------------------------
                                                                      March 29,           March 30,     March 29,       March 30,
                                                        Footnotes        2003               2002         2003            2002
                                                        -----------   -------------------------------  -------------------------
Net sales                                                                $ 676.2             $ 598.5    $ 856.9         $ 759.9
Cost of sales                                                              417.6               358.5      556.6           487.9
Cost of sales - restructuring and other                                      0.7                 0.1        5.1             1.1
                                                                      -------------------------------  -------------------------
Gross profit                                                               257.9               239.9      295.2           270.9
% of sales                                                                 38.1%               40.1%      34.4%           35.6%

Gross commission from marketing agreement                                   11.3                 8.4       11.3             8.4
Contribution expenses under marketing agreement                              6.3                 5.0       12.5            10.0
Amortization of marketing fee                                                0.8                 0.8        1.7             1.7
                                                                      -------------------------------  -------------------------
Net commission (expense) from marketing agreement                            4.2                 2.6       (2.9)           (3.3)

Operating expenses:
  Advertising                                                               34.9                30.9       43.5            38.0
  S,G&A - excluding lawn service business                                   92.5                75.2      160.4           144.7
  S,G&A - lawn service business                                             13.1                 8.9       23.1            14.7
  S,G&A - restructuring and other                                            2.4                 0.4        4.3             1.2
  Amortization of intangibles                                                2.1                 1.8        4.1             3.7
  Other (income) expense                                                    (2.4)               (1.9)      (3.6)           (3.9)
                                                                      -------------------------------  -------------------------
Income (loss) from operations                                              119.5               127.2       60.5            69.2
% of sales                                                                 17.7%               21.3%       7.1%            9.1%

Interest expense                                                            18.7                21.6       35.2            40.2
                                                                      -------------------------------  -------------------------
Income (loss) before taxes                                                 100.8               105.6       25.3            29.0

Income tax expense (benefit)                                                38.3                40.6        9.6            11.1
                                                                      -------------------------------  -------------------------
Net income (loss) before cumulative effect
  of accounting change                                                      62.5                65.0       15.7            17.9

Cumulative effect of change in accounting
  for intangible assets (non-cash), net of tax                                 -                   -          -           (18.5)
                                                                      -------------------------------  -------------------------
Net income (loss)                                                           62.5                65.0       15.7            (0.6)
                                                                      ===============================  =========================
Basic earnings per share                                   (1)              2.04               2.23       0.52          (0.02)
                                                                      ===============================  =========================
Diluted earnings per share                                 (2)               1.94              2.06       0.49          (0.02)
                                                                      ===============================  =========================
Common shares used in basic earnings
      per share calculation                                                 30.7                29.1       30.5            29.0
                                                                      ===============================  =========================
Common shares and potential common
      shares used in diluted earnings per
      share calculation                                                     32.2                31.5       32.1            29.0
                                                                      ===============================  =========================

EBITDA                                                     (3)           $ 132.4             $ 138.0     $ 85.1          $ 90.6
                                                                      ===============================  =========================

Results of operations excluding restructuring and other charges, one-time additions to income and cumulative effect of accounting change:

Adjusted net income                                                         64.4                65.4       21.5            19.4
                                                                      ===============================  =========================

Adjusted diluted earnings per share                        (2)              2.00                2.07       0.67            0.62
                                                                      ===============================  =========================

Adjusted EBITDA                                            (3)           $ 135.5             $ 138.5     $ 94.5          $ 92.9
                                                                      ===============================  =========================

                               THE SCOTTS COMPANY
                NET SALES BY BUSINESS UNIT - THREE AND SIX MONTHS
                     ENDED MARCH 29, 2003 AND MARCH 30, 2002
                                  (in millions)
                                   (unaudited)

                                                                    Three Months Ended                % Change
                                                        ----------------------------------------  ----------------
                                                              March 29,           March 30,
                                                                2003                 2002               Actual
                                                        -------------------- -------------------  ----------------
Lawns                                                               $ 264.4             $ 223.8             18.1%
Gardening Products                                                    146.4               146.4              0.0%
Ortho                                                                  68.1                66.6              2.3%
Canada                                                                 14.2                11.7             21.4%
                                                        -------------------- -------------------
North America Consumer                                                493.1               448.5              9.9%
                                                        -------------------- -------------------
Lawn Service                                                           11.5                 7.4             55.4%

International  Consumer                                               108.2                87.3             23.9%

Global Professional                                                    63.4                55.3             14.6%
                                                        -------------------- -------------------

Consolidated                                                        $ 676.2             $ 598.5             13.0%
                                                        ==================== ===================

                                                                   Six Months Ended                  % Change
                                                        ----------------------------------------  ----------------
                                                             March 29,           March 30,
                                                               2003                 2002               Actual
                                                        -------------------- -------------------  ----------------
Lawns                                                               $ 292.7             $ 250.7             16.8%
Gardening Products                                                    184.2               178.1              3.4%
Ortho                                                                  85.9                83.4              3.0%
Canada                                                                 15.0                12.6             19.0%
                                                        -------------------- -------------------
North America Consumer                                                577.8               524.8             10.1%
                                                        -------------------- -------------------
Lawn Service                                                           26.8                16.1             66.5%

International  Consumer                                               151.4               127.4             18.8%

Global Professional                                                   100.9                91.6             10.2%
                                                        -------------------- -------------------
Consolidated                                                        $ 856.9             $ 759.9             12.8%
                                                        ==================== ===================

                               THE SCOTTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
              MARCH 29, 2003, MARCH 30, 2002 AND SEPTEMBER 30, 2002
                                   (UNAUDITED)
                   (IN MILLIONS, EXCEPT SHARES & SHARE PRICES)

                                                            March 29,            March 30,             Sept 30,
                                                               2003                 2002                 2002
                                                         -----------------  --------------------- -------------------
ASSETS
     Current assets
       Cash and cash equivalents                                     12.3                   37.5                99.7
       Accounts receivable, net                                     722.8                  547.0               249.9
       Inventories, net                                             400.2                  426.8               269.1
       Current deferred tax asset                                    72.5                   52.2                74.6
       Prepaid and other current assets                              57.9                   44.6                36.8
                                                         -----------------  --------------------- -------------------
          Total current assets                                    1,265.7                1,108.1               730.1
                                                         -----------------  --------------------- -------------------
     Property, plant and equipment, net                             342.6                  313.4               329.2
     Goodwill and other intangible assets, net                      803.7                  744.1               791.7
     Other assets                                                    47.5                   74.7                50.4
                                                         -----------------  --------------------- -------------------
          Total assets                                          $ 2,459.5              $ 2,240.3           $ 1,901.4
                                                         =================  ===================== ===================
LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities
       Current portion of debt                                      287.7                  205.6                98.2
       Accounts payable                                             292.8                  270.1               134.0
       Other current liabilities                                    253.8                  254.2               219.6
                                                         -----------------  --------------------- -------------------
          Total current liabilities                                 834.3                  729.9               451.8
                                                         -----------------  --------------------- -------------------
     Long-term debt                                                 873.0                  921.1               731.2
     Other liabilities                                              132.2                   72.4               124.5
                                                         -----------------  --------------------- -------------------
          Total liabilities                                       1,839.5                1,723.4             1,307.5

     Shareholders' equity                                           620.0                  516.9               593.9
                                                         -----------------  --------------------- -------------------
          Total liabilities and equity                          $ 2,459.5              $ 2,240.3           $ 1,901.4
                                                         ======================================== ===================
KEY STATISTICS:
     Debt to book capitalization                                    65.2%                  68.6%               58.3%

     Market capitalization:
       Common shares outstanding and
       dilutive common share equivalents                             32.2                   31.5                31.7

       Share price on balance sheet date                            52.49                  45.78               41.69
                                                         -----------------  --------------------- -------------------
                                                                $ 1,690.2              $ 1,442.1           $ 1,319.9
                                                         =================  ===================== ===================

                               THE SCOTTS COMPANY
        RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS FOR THE THREE AND SIX
                 MONTHS ENDED MARCH 29, 2003 AND MARCH 30, 2002
                      (in millions, except per share data)

                                                                 Three Months Ended         Six Months Ended
                                                                ---------------------    -----------------------
                                                                 March 29,   March 30,    March 29,    March 30,
                                                                   2003        2002         2003        2002
                                                                 -------      -------      -------     -------
Net income (loss)                                                $  62.5      $  65.0      $  15.7     $  (0.6)
   Restructuring and other charges, net of tax                       1.9          0.4          5.8         1.5
   Impairment charge, net of tax                                    --           --           --          18.5
                                                                 -------      -------      -------     -------
Adjusted net income                                              $  64.4      $  65.4      $  21.5     $  19.4
                                                                 =======      =======      =======     =======
Income from operations                                           $ 119.5      $ 127.2      $  60.5     $  69.2
   Depreciation per cash flow                                       10.0          8.2         18.8        16.0
   Amortization, including marketing fee                             2.9          2.6          5.8         5.4
                                                                 -------      -------      -------     -------
EBITDA                                                             132.4        138.0         85.1        90.6
                                                                 =======      =======      =======     =======
   Restructuring and other charges, gross                            3.1          0.5          9.4         2.3
                                                                 -------      -------      -------     -------
Adjusted EBITDA                                                  $ 135.5      $ 138.5      $  94.5     $  92.9
                                                                 =======      =======      =======     =======
Diluted earnings per share                                       $  1.94      $  2.06      $  0.49     $ (0.02)
   Restructuring and other charges, net of tax                      0.06         0.01         0.18        0.05
   Impairment charge, net of tax                                    --           --           --          0.59
                                                                 -------      -------      -------     -------
Adjusted diluted earnings per share                              $  2.00      $  2.07      $  0.67     $  0.62
                                                                 =======      =======      =======     =======


                               THE SCOTTS COMPANY
                   FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS
                      (in millions, except per share data)



RESULTS OF OPERATIONS

     (1) Basic earnings per common share is calculated by dividing income applicable to common shareholders by average common shares outstanding during the period.

     (2) Diluted earnings per common share is calculated by dividing net income by the average common shares and dilutive potential common shares (common stock warrants and options) outstanding during the period.

     (3) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.